UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported:  October 31, 2011)

Innophos Holdings, Inc.
(Exact name of Registrant as specified in its their Charter)

Delaware (States or other jurisdictions of incorporation)	001-33124 (Commission File Numbers)	20-1380758 (IRS Employer Identification Nos.)

259 Prospect Plains Road
Cranbury, New Jersey 08512
(Address of Principal Executive Office, including  Zip Code)

(609) 495-2495
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

As previously announced, the Registrant’s wholly owned subsidiary, Innophos, Inc., or Innophos, entered into and consummated a Stock Purchase Agreement, or Purchase Agreement, with KI Acquisition, Inc., or KI, and certain stockholders of KI, or Holders, under which Innophos acquired from the Holders all outstanding capital stock of KI. KI is the parent company of Kelatron Corporation, a leading producer of bioactive mineral nutrients sold into the nutritional and dietary supplements markets, based in Ogden Utah.

Pursuant to the terms and subject to the conditions set forth in the Purchase Agreement, Innophos acquired from the Holders a total of 1,851,203 shares of Common Stock, representing all classes of common stock and all outstanding capital stock of KI, in exchange for $21.0 million in cash, subject to adjustment.

In the Purchase Agreement, each of Innophos, KI and the Holders make representations, warranties and covenants relating to themselves, their respective businesses as applicable, and the acquisition transaction. The Purchase Agreement also provides that each of Innophos and the Holders are to indemnify the other for certain losses, subject to certain limits.  The Purchase Agreement includes other customary provisions for transactions of this type, including non-competition and non-solicitation restrictions for certain Holders and an escrow to protect Innophos for indemnity claims and other pending litigation actions. The acquisition required no other action by the Holders, other than the tender of their stock, and was not subject to approval by stockholders of the Registrant or any other entity, public or private.  All conditions to the closing of the transaction were satisfied as of, and the closing of the acquisition was effective on, October 31, 2011.

The foregoing description of the Purchase Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of that agreement which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

The Purchase Agreement has been included to provide investors and security holders with general information regarding its terms. It is not intended to be a source of ongoing financial, business or operational information, or provide any other factual information, about the Registrant, KI or their respective subsidiaries or affiliates to be relied on by investors.   The representations, warranties and covenants contained in the Purchase Agreement are made only for purposes of that agreement, as of the dates noted, and are solely for the benefit of the parties.  Those matters may be subject to limitations agreed upon by the parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties instead of establishing these matters as facts, and they may be subject to standards of materiality and knowledge applicable to the contracting parties that differ from those applicable to investors.

Item 9.01 Financial Statements and Exhibits.

The following exhibits are filed with this report:

(d) Exhibit No.	Description

10.1	Stock Purchase Agreement dated October 31, 2011 among KI Acquisition, Inc., Innophos, Inc. and Shareholders of KI Acquisition, Inc. (filed in redacted form)*

*CONFIDENTIAL TREATMENT REQUESTED UNDER RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

SIGNATURES

According to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

INNOPHOS HOLDINGS, INC.

By: /s/ William N. Farran
Name: William N. Farran Title: Vice President and General Counsel

Dated: November 3, 2011.